                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A


                        AMENDMENT NO. 2 TO CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 January 7, 1997
                ------------------------------------------------
                Date of Report (date of earliest event reported)

                             METAL MANAGEMENT, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                      114836                 94-2835068
--------------------------------------------------------------------------------
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


                         500 Dearborn Street, Suite 405
                             Chicago, Illinois 60610
                    ----------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (312) 645-0700

         This Amendment No. 2 to the Registrant's Current Report on
Form 8-K dated January 7, 1997 (the "Form 8-K"), is being filed for the purpose of amending the information previously reported in Item 7(b) in the Form
8-K/A filed on March 17, 1997.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         (1) The following audited financial statements of the HouTex Metals Company were attached to the Form 8-K dated January 7, 1997:
                 1.       Report of Independent Public Accountants.
                 2. Consolidated Statements of Income for the nine months ended June 30, 1996, and the years ended September 30, 1995 and 1994.
                 3. Consolidated Balance Sheets as of June 30, 1996, September 30, 1995 and 1994.
                 4. Consolidated Statements of Stockholders Equity for the nine months ended June 30, 1996, and the years ended September 30, 1995 and 1994.
                 5. Consolidated Statements of Cash Flows for the nine months ended June 30, 1996, and the years ended September 30, 1995 and 1994.
                 6.       Notes to Financial Statements.

         (2) The following updated, unaudited financial statements are attached hereto as Exhibit 99.3.
                 1. Consolidated Balance Sheets as of December 31, 1996 and 1995.
                 2. Consolidated Statements of Income for the six months ended December 31, 1996 and 1995.
                 3. Consolidated Statements of Cash Flows for the six months ended December 31, 1996 and 1995.
                 4.       Notes to Financial Statements.

(b)      Pro Forma Financial Information

         (1) The following updated, unaudited pro forma financial statements are attached hereto as Exhibit 99.4.
                 1.       Introduction to Pro Forma Financial Information.
                 2. Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended March 31, 1996.
                 3.       Notes to Pro Forma Financial Information as of March
                          31, 1996.
                 4. Unaudited Pro Forma Combined Condensed Statement of Operations for the nine months ended December 31, 1996.
                 5. Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 1996.
                 6. Notes to Unaudited Pro Forma Financial Information as of December 31, 1996.

(c)      Exhibits.

         2.1# Merger Agreement by and among the Registrant, MTLM Merger, Inc., a Texas corporation ("Sub"), HouTex Metals Company, Inc., a Texas corporation ("HouTex"), Mike Melnik, Zalman Melnik and Clend Investment Holdings Ltd., a British Virgin Islands corporation ("Clend"), who or which constitute all of the shareholders of HouTex dated as of December 10, 1996.

         2.2# First Amendment to Merger Agreement among the Registrant, Sub, HouTex, Mike Melnik, Zalman Melnik and Clend, dated as of December 10, 1996.

         10.1# Guaranty, dated as of January 7, 1997, by certain directors of the Registrant to and for the benefit of LaSalle National Bank ("LaSalle National") (re loan to Registrant).

         10.2# Guaranty, dated as of January 7, 1997, by certain directors of the Registrant to and for the benefit of LaSalle National (re loan to HouTex).

         10.3# Loan Agreement, dated as of January 7, 1997, by and among the Registrant, HouTex and LaSalle National.

         10.4# Revolver Note issued by HouTex to LaSalle National, dated January 7, 1997 ($3.5 million).

         10.5# Security Agreement, dated as of January 7, 1997, by HouTex to and for the benefit of LaSalle National.

         10.6# Term Note, dated January 7, 1997, issued by the Registrant to LaSalle National ($6.5 million).

         10.7# Subordination Agreement, dated as of January 7, 1997, by and between the Registrant and LaSalle National.

         10.8# Revolving Credit Note, dated as of January 7, 1997, issued by HouTex to the Registrant ($1 million).

         10.9# Security Agreement, dated as of January 7, 1997, by HouTex to and for the benefit of the Registrant.

         10.10# Letter Agreement, dated as of January 7, 1997, by and between the Registrant and HouTex.

         23.1#   Consent of Price Waterhouse LLP.

         99.1# Consolidated Financial Statements of HouTex as of June 30, 1996, September 30, 1995, and September 30, 1994, the nine months ended June 30, 1996, and for the fiscal years ended September 30, 1995 and 1994.

         99.2# Manually signed report of Price Waterhouse LLP relating to the Financial Statements for HouTex as of June 30, 1996, September 30, 1995, and September 30, 1994, the nine months ended June 30, 1996, and for the fiscal years ended September 30, 1995 and 1994.

         99.3 Unaudited Consolidated Financial Statements of HouTex as of December 31, 1996 and 1995, and for the six months ended December 31, 1996 and 1995.

         99.4 Unaudited Pro Forma Combined Condensed Financial Statements giving effect to the merger of the Registrant, HouTex and the MacLeod Companies as of December 31, 1996, and for the nine months ended December 31, 1996 and for the year ended March 31, 1996.

----------
# Previously filed as an exhibit to Registrant's Form 8-K dated January 7, 1997, filed January 22, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       METAL MANAGEMENT, INC.


Dated  May 1, 1997                     By: /s/ Robert C. Larry
                                          -------------------------------
                                       Robert C. Larry
                                       Vice President and Chief Financial
                                       Officer

                                  EXHIBIT INDEX

   Exhibit No.    Description
   -------------  -----------

            2.1#  Consent of Price Waterhouse LLP.

            2.2# First Amendment to Merger Agreement among the Registrant, Sub, HouTex, Mike Melnik, Zalman Melnik and Clend, dated as of December 10, 1996.
           10.1# Guaranty, dated as of January 7, 1997, by certain directors of the Registrant to and for the benefit of LaSalle National Bank ("LaSalle National") (re loan to Registrant).

           10.2# Guaranty, dated as of January 7, 1997, by certain directors of the Registrant to and for the benefit of LaSalle National (re loan to HouTex).

           10.3# Loan Agreement, dated as of January 7, 1997, by and among the Registrant, HouTex and LaSalle National.

           10.4# Revolver Note issued by HouTex to LaSalle National, dated
                 January 7, 1997 ($3.5 million).

           10.5# Security Agreement, dated as of January 7, 1997, by HouTex to and for the benefit of LaSalle National.

           10.6# Term Note, dated January 7, 1997, issued by the Registrant to
                 LaSalle National ($6.5 million).

           10.7# Subordination Agreement, dated as of January 7, 1997, by and between the Registrant and LaSalle National.

           10.8# Revolving Credit Note, dated as of January 7, 1997, issued by HouTex to the Registrant ($1 million).
           10.9# Security Agreement, dated as of January 7, 1997, by HouTex to and for the benefit of the Registrant.

           10.10# Letter Agreement, dated as of January 7, 1997, by and between the Registrant and HouTex.

           23.1#  Consent of Price Waterhouse LLP.

           99.1# Consolidated Financial Statements of HouTex as of June 30, 1996, September 30, 1995, and September 30, 1994, the nine months ended June 30, 1996, and for the fiscal years ended September 30, 1995 and 1994.
           99.2# Manually signed report of Price Waterhouse LLP relating to the Financial Statements for HouTex as of June 30, 1996, September 30, 1995, and September 30, 1994, the nine months ended June 30, 1996, and for the fiscal years ended September 30, 1995 and 1994.


           99.3 Unaudited Consolidated Financial Statements of HouTex as of December 31, 1996 and 1995, and for the six months ended December 31, 1996 and 1995.


           99.4 Unaudited Pro Forma Combined Condensed Financial Statements giving effect to the merger of the Registrant, HouTex and the MacLeod Companies as of December 31, 1996, and for the nine months ended December 31, 1996 and for the year ended March 31, 1996.

----------

# Previously filed as an exhibit to Registrant's Form 8-K dated January 7, 1997, filed January 22, 1997.

Exhibit 99.3 - Unaudited Consolidated Financial Statements of HouTex Metals Company, Inc.

                           HOUTEX METALS COMPANY INC.
                           CONSOLIDATED BALANCE SHEET
                          (IN THOUSANDS, EXCEPT SHARES)
                                   (UNAUDITED)


                                                                          December 31,    December 31,
                                                                             1996             1995
                                                                          ------------    ------------
 ASSETS
CURRENT ASSETS:
    Cash and cash equivalents .....................................         $   461          $    94
    Securities available for sale .................................              80              182
    Accounts receivable, net ......................................           1,200            1,041
    Inventories (Note 2) ..........................................           3,532            3,469
    Other current assets ..........................................             178              145
                                                                            -------          -------


                 Total current assets .............................           5,451            4,931
Property and equipment, net (Note 3) ..............................           2,002            1,809
Other assets ......................................................             159              181
                                                                            -------          -------


TOTAL ASSETS ......................................................         $ 7,612          $ 6,921
                                                                            =======          =======

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES:
    Current portion of debt (Note 5) ..............................         $ 3,406          $ 2,300
    Accounts payable and accrued expenses (Note 4) ................           1,377              659
    Income taxes payable ..........................................             365              700
                                                                            -------          -------


                 Total current liabilities ........................           5,148            3,659
Long term debt, less current (Note 5) .............................             815            1,325
                                                                            -------          -------


TOTAL LIABILITIES .................................................         $ 5,963          $ 4,984
                                                                            =======          =======

Commitments and contingencies (Note 6) ............................
STOCKHOLDERS EQUITY:
    Common stock, $1 par; 100,000 shares authorized, 20,000
    shares issued and outstanding .................................              20               20
    Retained Earnings .............................................           1,675            1,941
    Unrealized loss on securities .................................             (46)             (24)
                                                                            -------          -------


         TOTAL STOCKHOLDERS EQUITY ................................           1,649            1,937
                                                                            -------          -------

         TOTAL LIABILITIES AND STOCKHOLDERS EQUITY ................         $ 7,612          $ 6,921
                                                                            =======          =======


                           See accompanying footnotes

                           HOUTEX METALS COMPANY INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                     Six months ended  Six months ended
                                                         12/31/96         12/31/95
                                                     ----------------  ----------------
Revenues                                                 $ 9,225          $ 5,894

Costs and expenses:
    Cost of sales and other operating expenses             6,488            3,251
    Selling, general and administrative expenses           2,950            2,396
                                                         -------          -------
                                                           9,438            5,647
                                                         -------          -------
Income (loss) from operations                               (213)             247
Other income (expense):
    Interest income                                            0               10
    Interest expense                                        (254)            (171)
    Other                                                     74              208
                                                         -------          -------

Income (loss) before income taxes                           (393)             294
Provision (benefit) for income tax                          (132)             130
                                                         -------          -------

Net income (loss)                                        $  (261)         $   164
                                                         =======          =======



                           See accompanying footnotes

                           HOUTEX METALS COMPANY INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                                   Six months        Six months
                                                                                 ended 12/31/96    ended 12/31/95
                                                                                 --------------    --------------
 OPERATING ACTIVITIES:
    Net income (loss)                                                               $  (261)         $   164
    Adjustment to reconcile net income (loss) to net cash provided by (used
    in) operating activities -
         Depreciation and amortization                                                   28               85
         Unrealized gain/loss on marketable securities                                   (8)               0
         (Increase) decrease in current assets-
             Accounts receivable                                                      1,348              (93)
             Inventories                                                                286           (1,166)
             Other assets                                                               (91)             (66)
         Increase (decrease) in current liabilities -
             Accounts payable and accrued expenses                                      456             (309)
             Income taxes payable                                                      (207)              76
                                                                                    -------          -------

    Net cash provided by (used in) operating activities                               1,551           (1,309)

INVESTING ACTIVITIES:
    Purchase of property and equipment                                                 (169)             (94)
    Sale (Purchase) of marketable securities                                             94              (53)
                                                                                    -------          -------

         Net cash used in investing activities                                          (75)            (147)

FINANCING ACTIVITIES:
    Repayment of long-term debt                                                         (47)            (179)
    Borrowings (Repayment) on line-of-credit                                         (1,497)           1,650
                                                                                    -------          -------

         Net cash provided by (used in) financing activities                         (1,544)           1,471

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                    (68)              15

CASH AND CASH EQUIVALENTS, beginning of period                                          529               79
                                                                                    -------          -------


CASH AND CASH EQUIVALENTS, end of period                                            $   461          $    94
                                                                                    =======          =======
SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid during the period for:
         Interest                                                                   $   254          $   171
         Income taxes                                                               $    80          $    23




                           See accompanying footnotes

                           HOUTEX METALS COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES:

HouTex Metals Company Inc. (the Company) is engaged in the dismantling, processing, marketing, brokering and recycling of ferrous and nonferrous metals. These services are provided through its location in Houston, Texas, on property that has barge access to the Houston Ship Channel.

CONSOLIDATED FINANCIAL STATEMENTS

The Company's fiscal year ends on September 30. The accompanying consolidated financial statements have not been audited by independent accountants. However, in the opinion of management, all necessary adjustments, consisting only of normal, recurring adjustments necessary for a fair statement of results of operations for the interim periods, have been made.

USES OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

CASH EQUIVALENTS

Highly liquid investments with original maturities of three months or less are classified as cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable represent amounts due from customers on product sales. An allowance for doubtful accounts has not been provided as losses are not anticipated on the realization of the accounts receivable. A reserve for tonnage variances has been provided at December 31, 1996 and 1995 to account for differences in shipment weights which are settled on a quarterly basis.

INVENTORIES

Inventories consist of ferrous, nonferrous, pipe and other material and are carried at the lower of first-in, first-out cost or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost less accumulated depreciation. Major renewals and improvements are capitalized while repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over estimated useful lives of 31.5 to 39 years for buildings and improvements, 5 to 7 years for equipment, furniture and fixtures and 3 to 5 years for vehicles. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in results of operations.

REVENUE RECOGNITION

The Company recognizes revenue when title passes to the customer, which generally occurs at the time of shipment.

INCOME TAXES

The Company utilizes the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the liability method, deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

INVESTMENT SECURITIES

As of October 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 (SFAS 115), Accounting for Certain Investments in Debt and Equity Securities. Under this statement, the Company's marketable securities have been classified as available for sale and are recorded at current market value with an offsetting adjustment to stockholders equity. The adoption of this statement did not have a significant effect on the Company's consolidated financial position.

MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK

Three customers represented 75% of revenues for the six months ended December 31, 1996 and 1995. These customers comprised approximately 81% and 80% of accounts receivable at December 31, 1996 and 1995, respectively. No other customer comprised more than 10% of total sales or more than 10% of accounts receivable for any period presented.

Financial instruments that potentially subject the Company to significant concentration of credit risk are primarily trade accounts receivable. The Company sells its products primarily to scrap metal brokers and steel mills located in the southwestern region of the United States. Generally, the Company does not require collateral or other security to support customer receivables. Historically, the Company has not experienced material losses from the noncollection of receivables.

NOTE 2 - INVENTORIES:

Inventories consist of the following:

                              December 31, 1996      December 31, 1995
                              -----------------      -----------------
Ferrous material                   $1,516                $2,106
Nonferrous material                 1,010                   354
Pipe                                1,006                 1,009
                                   ------                ------
                                   $3,532                $3,469
                                   ======                ======


NOTE 3 - PROPERTY AND EQUIPMENT:

Property and equipment consists of the following:

                                        December 31, 1996       December 31, 1995
                                        -----------------       -----------------
Machinery and equipment                      $ 2,538                 $ 2,338
Land and improvements                            797                     797
Buildings and improvements                       465                     389
Vehicles                                         923                     813
Furniture and fixtures                            67                      65
                                             -------                 -------
                                               4,790                   4,402
Less-accumulated depreciation                 (2,788)                 (2,593)
                                             -------                 -------
                                             $ 2,002                 $ 1,809
                                             =======                 =======


NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

Accounts payable and accrued expenses consist of the following:

                                 December 31, 1996      December 31, 1995
                                 -----------------      -----------------
Trade accounts payable                $  875                $544
Accrued liabilities                      502                 115
                                      ------                ----
                                      $1,377                $659
                                      ======                ====

NOTE 5 - LONG-TERM DEBT:

In March 1992, the Company entered into a $1,000 revolving line of credit with a commercial lender which was subsequently increased to $3,500 and $6,000 as of December 31, 1995 and 1996, respectively. The line of credit matures on June 30, 1997. Borrowings against the line of credit bear interest at prime plus 1% and are secured by the Company's accounts receivable and inventories.

The Company leases certain equipment under capital lease agreements with an effective interest rate of 10 percent. Future minimum lease payments under these agreements are included in other long-term debt.

Long-term debt consists of the following:

                                                                December 31, 1996      December 31, 1995
                                                                -----------------      -----------------
Line of credit                                                       $ 3,100                 $ 2,300

Mortgage note payable, interest at 9.1%, payable in
monthly installments of $9 including interest
through June 30, 1999, secured by real property                          786                     892
Note payable in monthly installments of $9, plus
interest at prime plus 1%, through June 30, 1998,
secured by vehicles and equipment                                        156                     260

Mortgage note payable to stockholders, interest
at 10.475% payable in monthly installments of $4
including interest through January 1, 1997, secured
by real property                                                           4                      45
Other notes payable and capital leases maturing at
various dates through 1999, interest at rates ranging
from 6.9% to 9.5%, secured by vehicles and land                          175                     128
                                                                     -------                 -------

                                                                       4,221                   3,625

Less-current portion                                                  (3,406)                 (2,300)
                                                                     -------                 -------

Total long-term debt                                                 $   815                 $ 1,325
                                                                     =======                 =======

As of December 31, 1996, long-term debt is scheduled to mature during fiscal years ending September 30 as follows:

              1997                       $   3,347
              1998                             235
              1999                             639
                                         ---------
                                         $   4,221
                                         =========

NOTE 6 - COMMITMENTS AND CONTINGENCIES:

LITIGATION

The Company is a party to various lawsuits and claims arising in the normal course of its business. In management's opinion, based on discussion with legal counsel, the ultimate disposition of these lawsuits and claims will not have a material adverse effect upon the Company's financial position or operations.

NOTE 7 - SUBSEQUENT EVENTS:

On January 7, 1997, the Company entered into an agreement whereby Metal Management, Inc. (MTLM), would acquire all of the Company's outstanding stock in exchange for 475,000 shares of MTLM common stock, warrants to purchase an additional 250,000 shares of MTLM common stock, $750 in cash, promissory notes for an aggregate of $1,655 due on April 30, 1997, payable to certain shareholders of the Company, and a promissory note for $5,000 due on June 30, 1997, payable to a corporation indirectly controlled by certain shareholders of the Company.

On January 7, 1997, the Company obtained a $3,500 short-term financing facility from LaSalle National Bank, Chicago, Illinois. The revolving credit facility bears an interest rate of prime plus 1% and is due on June 30, 1997, and under certain circumstances, can be extended to September 30, 1997. This credit facility is secured by a first lien on the assets of the Company as well as personal guaranties by certain officers and directors of MTLM. MTLM also made available to the Company an additional $1,000 pursuant to a Demand Note at an interest rate of the prime rate plus 1%, subordinated to the above-mentioned loan.

Exhibit 99.4 - Unaudited Pro Forma Combined Condensed Financial Statements

                         PRO FORMA FINANCIAL INFORMATION


This Amendment No. 2 is being filed in order to restate the unaudited pro forma combined condensed statement of operations for the nine months ended December 31, 1996, and the unaudited pro forma combined condensed balance sheet as of December 31, 1996. The Company disclosed that an accounting error was discovered at its EMCO Recycling Corporation ("EMCO") subsidiary. As a result, the Company amended its Form 10-Q's for the quarters ended September 30, 1996, and December 31, 1996. As such, the following pro forma financial information as of and for the nine months ended December 31, 1996, has been restated to reflect the effect of the accounting error.


The acquisitions of MacLeod Metals Group (MacLeod) and HouTex Metals Company (HouTex) by Metal Management Inc. (MTLM) were completed on January 1, 1997, and January 7, 1997, respectively.

The following unaudited pro forma combined condensed statements of operations do not reflect the operating results from discontinued operations. As previously disclosed, the discontinued operations include the Spectra*Star printer and consumables business, which was sold during the first quarter of fiscal 1997, and the VideoShow and related product lines business, which was discontinued during the fourth quarter of fiscal 1995 and sold during the third quarter of fiscal 1997.

The unaudited pro forma combined condensed statements of operations give effect to the mergers and acquisitions involving MTLM, MacLeod and HouTex for the twelve months ended March 31, 1996, and the nine months ended December 31, 1996, using the purchase method of accounting as if the mergers and acquisitions had occurred on April 1, 1995, and April 1, 1996, respectively, and by giving effect to the pro forma adjustments described below.

MTLM's statement of operations for the twelve months ended March 31, 1996, does not include the results of EMCO Recycling Corp. (EMCO), as the EMCO merger was not completed until April 11, 1996. Therefore, EMCO's results for the twelve months ended March 31, 1996, were also combined using the purchase method of accounting as if the merger had occurred on April 1, 1995. MTLM's statement of operations for the nine months ended December 31, 1996, includes the results of EMCO.

The following unaudited pro forma combined condensed balance sheet presents the combined financial position of MTLM, MacLeod and HouTex as of December 31, 1996, assuming the mergers and acquisitions occurred as of December 31, 1996, were accounted for using the purchase method and include the pro forma adjustments described below. The excess of the acquisition costs over the book value of the net assets to be acquired has been allocated to goodwill, based on the Company's estimate of the fair value of the net assets to be acquired. Such allocation of the purchase price may change upon the final determination of the fair value of assets acquired (including other intangibles) and liabilities assumed.

The unaudited pro forma combined condensed financial information does not purport to represent what the combined Company's results of operations would have been had the mergers and acquisitions occurred on the dates indicated or for any future period or date.


The pro forma financial information should be read in conjunction with the third quarter financial statements and notes thereto for MTLM, which appear on the Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, filed on February 11, 1997, and the related Form 10-Q/A being filed simultaneously herewith. The pro forma financial information should also be read in conjunction with historical audited financial statements and notes thereto for MacLeod and HouTex that appear on the Reports on Form 8-K dated January 1, 1997, and January 7, 1997, respectively, and the related

Forms 8-K/A filed on March 17, 1997, and also interim financial statements and notes that appear elsewhere in this Form 8-K amendment.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)


                                                                                        MTLM AND
                                             MTLM 12       EMCO 12                        EMCO        HOUTEX 12     MACLEOD 12
                                             MONTHS         MONTHS                    COMBINED 12      MONTHS         MONTHS
                                              ENDED         ENDED        PRO FORMA     MO. ENDED        ENDED         ENDED
                                             3/31/96       3/31/96      ADJUSTMENTS     3/31/96        3/31/96       3/31/96
                                             -------       -------      -----------     -------        -------       -------
 Revenues from continuing operations     $       --       $ 68,616       $  --        $ 68,616       $ 14,808      $ 33,980
 Costs and expenses:
    Cost of sales and other operating            --         54,515          --          54,515          9,711        30,942
    expenses
    Selling, general and administrative
    expenses                                  1,157         12,603         (60)(1)      14,109          4,895         2,209

                                                 --             --         239 (1)                         --            --
                                                 --             --         170 (1)          --             --            --
                                         ----------       --------       -----        --------       --------      --------
                                              1,157         67,118         349          68,624         14,606        33,151
                                         ----------       --------       -----        --------       --------      --------
 Income (loss) from continuing
 operations                                  (1,157)         1,498        (349)             (8)           202           829

 Other income (expense)
    Interest Income                             322             23        (103)(3)         242             14            39
    Interest expense                              0         (1,491)        (86)(2)      (1,577)          (319)         (109)

    Other                                                      114                         114            235           151
                                         ----------       --------       -----        --------       --------      --------

 Income (loss) from continuing                 (835)           144        (538)         (1,229)           132           910
 operations before income taxes
 Provision (benefit) for income tax            (381)            48        (109)(4)        (442)           130           561
                                         ----------       --------       -----        --------       --------      --------


 Net income (loss) from continuing
 operations                              $     (454)      $     96       $(429)       $   (787)      $      2      $    349
                                         ==========       ========       =====        ========       ========      ========

 Net income (loss) per share from             (0.08)          9.60                       (0.08)          0.10         56.29
 continuing operations:

 Weighted average number of shares
 outstanding                              5,870,000         10,000                   9,370,000         20,000         6,200



                                                                 PROFORMA
                                                                COMBINED 12
                                                                  MONTHS
                                                    PRO FORMA      ENDED
                                                   ADJUSTMENTS    3/31/96
                                                   -----------    -------
 Revenues from continuing operations                  $  --      $ 117,404
 Costs and expenses:
    Cost of sales and other operating                    --         95,168
    expenses
    Selling, general and administrative
    expenses                                            167 (5)     21,968

                                                        115 (6)
                                                        473 (10)        --
                                                      -----      ---------
                                                        755        117,136
                                                      -----      ---------
 Income (loss) from continuing
 operations                                            (755)           268

 Other income (expense)
    Interest Income                                    (130)(9)        165
    Interest expense                                   (399)(7)     (3,172)
                                                       (768)(8)
    Other                                                              500
                                                      -----      ---------

 Income (loss) from continuing                       (2,052)        (2,239)
 operations before income taxes
 Provision (benefit) for income tax                  (1,055)(11)      (806)
                                                      -----      ---------


 Net income (loss) from continuing
 operations                                           $(997)     $  (1,433)
                                                      =====      =========

 Net income (loss) per share from                                    (0.14)
 continuing operations:

 Weighted average number of shares
 outstanding                                                    10,570,000



           See accompanying notes to pro forma financial information.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

The pro forma condensed statement of operations for the year ended March 31, 1996, is based on the following assumptions and adjustments:

(1) Reflects the reversal of EMCO's amortization of goodwill from prior acquisitions and recording amortization of goodwill ($239,000) and other intangible assets ($170,000) arising upon MTLM's acquisition of EMCO as if the acquisition had occurred on April 1, 1995. The amortization periods used for goodwill and other intangibles were 40 years and 10 years, respectively.

(2) MTLM acquired from a beneficiary of Harold Rubenstein for $150,000 in cash and $950,000 9% notes payable due in three years, two parcels of real estate on which certain operations of Ellis Metals are located. Adjustment represents interest expense on the $950,000 notes.

(3) Adjustment to reduce interest income for the payment of $2,050,000 cash consideration and related transaction costs as if the acquisitions of EMCO and the two parcels of real estate on which certain of Ellis Metals' operations are located had occurred on April 1, 1995.

(4) Adjustment to income tax provision to reflect the combined results of operations of MTLM and EMCO.

(5) Adjustment made to reflect amortization of goodwill related to HouTex as if the acquisition had occurred on April 1, 1995. The amortization period used for goodwill was 40 years.

(6) Adjustment made to reflect amortization of goodwill related to MacLeod as if the acquisition had occurred on April 1, 1995. The amortization period used for goodwill was 40 years.

(7) MTLM issued 6% notes payable to Mike and Zalman Melnik ($1,655,268 due April 30,1997) and Clend Investment Holdings ($5,000,000 due June 30,
     1997), in partial consideration for all the outstanding shares of HouTex Common Stock. Adjustment represents interest expense on these notes.

(8) MTLM issued 8% $6,600,000 notes payable to Ian and Marilyn MacLeod in partial consideration for all the outstanding shares of MacLeod Common Stock. The notes have due dates ranging from March 14, 1997, to January 1, 2002. Notes payable in the principal amount of $3,000,000 with an annual interest rate of 8% were also issued to Ian and Marilyn MacLeod in partial consideration for two parcels of real estate on which certain MacLeod operations are located. Adjustments represents interest expense on the notes.

(9) Adjustment to reduce interest income for the payment of $1,120,000 and $1,488,000 cash consideration and related transaction costs for HouTex and MacLeod, respectively, as if the acquisition had occurred on April 1, 1995.

(10) Adjustment made to increase depreciation expense related to the write-up of fixed assets to fair market value for MacLeod ($159,000) and HouTex ($314,000). The write-up of fixed assets to fair market value was depreciated over an average useful life of 7 years for pro forma purposes.

(11) Adjustment to income tax provision to reflect the combined results of operations of MTLM, EMCO, HouTex and MacLeod.

NOTE: Cost of goods sold for HouTex for the twelve months ended March 31, 1996, only includes cost of materials.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)


                                                                                                   PRO FORMA
                                          MTLM         HOUTEX        MACLEOD                       COMBINED
                                        9 MONTHS      9 MONTHS       9 MONTHS                      9 MONTHS
                                         ENDED          ENDED         ENDED        PRO FORMA        ENDED
                                        12/31/96      12/31/96       12/31/96     ADJUSTMENTS      12/31/96
                                        --------      --------       --------     -----------      --------
 Revenues from continuing operations  $  40,344        $14,707        $22,608      $    --         $ 77,659

 Costs and expenses:
    Cost of sales and other               37,138         10,495         22,135           --          69,768
    operating expenses
    Selling, general and                   5,127          4,261          1,524          125 (14)     11,536
    administrative expenses
                                                                                         86 (14)
                                              --             --             --          413 (18)         --
                                       ---------        -------        -------        -----        --------
                                          42,265         14,756         23,659          624          81,304


 Loss from continuing operations          (1,921)           (49)        (1,051)        (624)         (3,645)
 Other income (expense)
    Interest Income                          151              0             64          (98)            117
                                                                                        (17)
    Interest expense                        (674)          (364)           (54)        (299)         (1,967)
                                                                                        (15)
                                              --             --             --         (576)
                                                                                        (16)
    Other                                                    85            271                          356
                                       ---------        -------        -------        -----        --------

 Loss from continuing operations
 before income taxes                      (2,444)          (328)          (770)      (1,597)         (5,139)

 Provision (benefit) for income tax         (373)          (132)          (272)      (1,073)(19)     (1,850)
                                       ---------        -------        -------        -----        --------


 Net loss from continuing operations  $   (2,071)       $  (196)       $  (498)     $  (524)    $    (3,289)
                                      ==========        =======        =======      =======     ============

 Net loss per share from continuing
 operations:                               (0.23)         (9.80)        (80.32)                       (0.32)


 Weighted average number of shares
 outstanding                           8,949,000         20,000          6,200                   10,149,000



See accompanying notes to pro forma financial information.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                                     HOUTEX          MACLEOD         PRO FORMA        PRO FORMA
                                MTLM 12/31/96       12/31/96        12/31/96        ADJUSTMENTS       COMBINED
                                -------------       --------        --------        -----------       --------
 ASSETS
 Current Assets:
    Cash and cash
    equivalents                   $   867           $  460         $   460        $  (750) (8)       $ 1,003
                                                                                      (34) (9)
    Accounts receivable, net        4,502            1,208           2,336            (92) (12)        7,954
    Inventories                     1,549            3,532           2,853             70  (10)        8,004
    Other current assets            3,758              251             326           (824) (9)         2,511
                                                                                   (1,000) (4)
                                  -------           ------          ------        -------            -------

      Total current assets         10,676            5,451           5,975         (2,630)            19,472

 Property and equipment, net        9,122            2,002             587          3,500 (2)         19,552
                                                                                    2,023 (11)
                                                                                    2,318 (10)
 Other assets                          --              159             222             --                381
 Goodwill and other intangibles    11,115               --              --          6,693 (1,7,9)     22,412
                                                                                    4,604 (1,7,9)
                                  -------           ------          ------        -------            -------



      Total assets                $30,913           $7,612          $6,784        $16,508            $61,817
                                  =======           ======          ======        =======            =======

 LIABILITIES AND EQUITY
 Current Liabilities:
    Operating line of credit      $ 2,539           $3,100          $  800        $    --            $ 6,439
    Accounts Payable                3,447              794           1,177             --              5,418
    Other accrued liabilities         607              948             107          1,997 (13)         3,659
    Current portion of debt         1,093              306              65          6,655 (8)         14,119
                                                                                    6,000 (4)
                                  -------           ------          ------        -------            -------

      Total current liabilities     7,686            5,148           2,149         14,652             29,635


 Long term debt, less current       4,480              815             337          3,600 (4)          8,446

                                                                                     (786)(12)
 Other liabilities                  1,465                              303                             1,768
                                  -------           ------          ------        -------            -------


      Total liabilities            13,631            5,963           2,789         17,466             39,849
                                  -------           ------          ------        -------            -------


 Stockholders equity:
    Common stock and APIC          12,804            1,155              57         (1,212)(6)         17,490
                                                                                    1,669 (1,3)
                                                                                      478 (1,5)
                                                                                    2,327 (1,3)
                                                                                      212 (1,5)
    Retained earnings               4,478              494           3,938         (4,432)(6)          4,478
                                  -------           ------          ------        -------            -------


      Total stockholders equity    17,282            1,649           3,995           (958)            21,968
                                  -------           ------          ------        -------            -------


         Total liabilities
         and stockholders
         equity                   $30,913           $7,612          $6,784        $16,508            $61,817
                                  =======           ======          ======        =======            =======




           See accompanying notes to pro forma financial information.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

The pro forma condensed financial statements as of December 31, 1996, are based on the following assumptions and adjustments:

(1) Reflects the issuance of common stock, warrants and cash consideration for HouTex and MacLeod as follows:

                                                                                           HOUTEX         MACLEOD
                                                                                           AMOUNT          AMOUNT
                                                                                         (IN 000'S)      (IN 000'S)
                                                                                         ----------      ----------
Cash payment to shareholders                                                               $  750          $ 1,000
Issue 475,000 shares and 725,000 of MTLM Common Stock, respectively                         1,669            2,327
Issue warrants for 250,000 shares of MTLM Common Stock at $4.00 per share                     478             --
Issue warrants for 175,000 shares of MTLM Common Stock between $3.96 to $4.75 per share      --                212
Promissory Notes issued                                                                     6,655            9,600
Cash payment of transaction costs                                                             370              488
                                                                                           ------          -------

Total estimated consideration                                                              $9,922          $13,627
                                                                                           ======          =======

The estimated consideration will be allocated for pro forma purposes as follows:

                                                                                           HOUTEX          MACLEOD
                                                                                           AMOUNT           AMOUNT
                                                                                         ----------       ----------
                                                                                         (IN 000'S)       (IN 000'S)
Current assets                                                                              5,360             6,045
Noncurrent Assets                                                                           4,184             6,627
Current liabilities                                                                        (5,149)           (2,149)
Long-term debts/other liabilities                                                             (29)             (640)
Deferred Taxes                                                                             (1,137)             (860)
Goodwill                                                                                    6,693             4,604
                                                                                         --------          --------
                                                                                         $  9,922          $ 13,627
                                                                                         ========          ========

The above allocation of the estimated consideration is preliminary and may change upon final determination of the fair value of assets acquired and liabilities assumed. Goodwill is being amortized over 40 years.

(2) MTLM acquired from Ian and Marilyn MacLeod two parcels of real estate on which MacLeod operations are located. The consideration given was $500,000 in cash and $3,000,000 of notes payable accruing interest at 8% and due on January 1, 1002.

(3) Reflects the issuance of 475,000 and 725,000 shares of MTLM Common Stock at a weighted average share price of $3.52 and $3.21 per share in partial consideration for all the outstanding shares of HouTex and MacLeod Common Stock, respectively, for a total of $3,996,000. Such price reflects various discounts from the average closing market price per share as quoted on the Nasdaq National Market System during the period January 1, 1997, to
     January 7, 1997. The discounts reflect, among other things, that none of the shares are currently registered.

(4) Reflects the cash consideration of $500,000, $6,000,000 8% notes payable due on March 14, 1997, which can be extended until May 31, 1997, and $600,000 8% notes payable due on or before January 1, 2002, in partial consideration for all the outstanding shares of MacLeod, and $500,000 in cash and $3,000,000 8% in notes payable due on January 1, 2002, in consideration for two parcels of real estate on which certain MacLeod operations are located. Presented as a reduction of $1,000,000 in other current assets (deposit made on 12/31/96) and an increase of $6,000,000 in short-term debt and $3,600,000 in long-term debt.

(5) Reflects the estimated value of 250,000 warrants to acquire MTLM Common Stock at $4.00 per share in partial consideration for all the outstanding shares of HouTex common stock and the estimated value of 175,000 warrants to acquire MTLM Common Stock between $3.96 and $4.75 per share in partial consideration for all the outstanding shares of MacLeod Common Stock.

(6) Reflects the elimination of HouTex ($1,649,000) and MacLeod ($3,995,000) stockholders equity account.

(7) Reflects the goodwill related to MTLM's acquisition of HouTex ($6,693,000) and MTLM's acquisition of MacLeod ($4,604,000) as if both transactions had occurred on December 31, 1996.

(8) Reflects the cash consideration of $750,000, $1,655,000 6% notes payable due on April 30, 1997, and $5,000,000 6% notes payable due on June 30, 1997, in partial consideration for all the outstanding shares of HouTex Common Stock. Presented as a $750,000 reduction in cash and cash equivalents and a $6,655,000 increase in short-term debt.

(9) Transaction costs for HouTex and MacLeod were estimated to be $858,000 in total. As of December 31, 1996, MTLM has spent and capitalized $824,000 of transaction costs. Difference of $34,000 represents remaining cash to be spent. Presented as a $34,000 reduction in cash and cash equivalents, and a $824,000 reduction in other current assets.

(10) Reflects the write-up of inventory and fixed assets for MacLeod to fair market value.

(11) Reflects the elimination of land and buildings not purchased ($1,136,000) and the write-up of fixed assets ($3,159,000) to fair market value for HouTex. Presented as a net increase to property and equipment.

(12) Reflects the elimination of accounts receivable ($92,000) and elimination of mortgage payable ($786,000) associated with land and buildings not bought from HouTex.

(13) Reflects the deferred tax liability associated with the write-up of fixed assets and inventory over the tax basis of these assets for HouTex and MacLeod. Presented as an increase in other accrued liabilities.

(14) Reflects the recording of amortization of goodwill arising upon MTLM's acquisition of HouTex ($125,000) and MacLeod ($86,000) as if the acquisitions had occurred on April 1, 1996. The amortization period used for goodwill was 40 years.

(15) MTLM issued 6% notes payable to Mike and Zalman Melnik ($1,655,268 due April 30, 1997) and Clend Investment Holdings ($5,000,000 due June 30,
     1997), respectively, in partial consideration for all the outstanding shares of HouTex Common Stock. Adjustment represents interest expense on the notes.

(16) MTLM issued 8% $6,600,000 notes payable to Ian and Marilyn MacLeod in partial consideration for all the outstanding shares of MacLeod Common Stock. The notes have due dates ranging from March 14, 1997, to January 1, 2002. 8% $3,000,000 notes payable were also issued to Ian and Marilyn MacLeod in partial consideration for two parcels of real estate on which certain MacLeod operations are located.
       Adjustment represents interest expense on the notes.

(17) Adjustment to reduce interest income for the payment of $1,120,000 and $1,488,000 cash consideration and related transaction costs for HouTex and MacLeod, respectively, as if the acquisition had occurred on April 1, 1996.

(18) Adjustment made to increase depreciation expense related to the write-up of fixed assets to fair market value for MacLeod ($189,000) and HouTex ($224,000). The write-up of fixed assets to fair market value was depreciated over an average useful life of 7 years, for pro forma purposes.

(19) Adjustment to income tax provision to reflect the combined results of operations of MTLM, HouTex and MacLeod.

NOTE:
   Cost of goods sold for HouTex for the nine months ended December 31, 1996, only includes cost of materials.